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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and effective as of this 22nd day of April, 2003, by and between Man Sang Holdings Inc., a Nevada corporation (the "Purchaser"), and Lin Xian Fu, an individual, and Li Shao Bo, an individual (each of Lin Xian Fu and Li Shao Bo, a "Seller" and collectively the "Sellers").

                                    RECITALS:

         WHEREAS, Lin Xian Fu and Li Shao Bo, the Sellers, are the sole and exclusive owners, free and clear of any adverse claim of 210,000 and 200,000 shares, respectively, of the issued and outstanding shares of capital stock of Purchaser (the "Shares").

         WHEREAS, Sellers desire to sell the Shares to Purchaser and Purchaser desires to purchase the Shares from Sellers for the consideration, at the purchase price and upon the terms and conditions hereinafter set forth.


                              W I T N E S S E T H:

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be bound legally, hereby agree as follows:

1. RECITALS. The foregoing Recitals to this Agreement are incorporated in and made a part of this Agreement.

2. SALE AND PURCHASE. On the basis of the representations, warranties and agreements contained herein and subject to and upon the terms and conditions hereof, Sellers will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing (as hereinafter defined), the Shares owned or held by Sellers for the Purchase Price (as hereinafter defined).

3. PURCHASE PRICE. In consideration of the sale, transfer, conveyance, assignment and delivery of the Shares by Sellers to Purchaser at the Closing, Purchaser will, in full payment thereof, pay to Sellers at the Closing $1.50 per share, or the aggregate sum of $615,000 (the "Purchase Price"), in cash or immediately available funds.

4.    REPRESENTATIONS AND WARRANTIES OF EACH SELLER

       Each Seller represents and warrants to Purchaser as follows:

        4.01 TITLE TO THE SHARES. Each Seller is the sole and exclusive legal and beneficial owner of and has good and marketable title to the Shares, free

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and clear of any and all mortgages,  pledges, liens, claims, security interests, agreements, restrictions, encumbrances, charges or rights of others of any kind.

       4.02  ABSENCE  OF  VIOLATION.   Neither  the   execution,   delivery  nor
performance of this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, constitute a violation or default under, or result in a right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of any permit, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which either Seller is a party or by which either Seller may be bound.

    4.03 RELIANCE BY SELLERS. In determining to sell the Shares to Purchaser for the Purchase Price, Sellers have relied only upon the disclosure made by Purchaser in the SEC reports, referred to below, and have not relied upon any representation or statement, whether oral or written, made by any person acting or purportedly acting on behalf of Purchaser as to any matter relating to this Agreement, including specifically the present or projected value of the Shares.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Sellers as follows:

     5.01 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power, authority and legal right to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

     5.02 AUTHORIZATION. The execution, delivery and performance of this Agreement, the delivery of the Purchase Price and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of Purchaser (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes a valid and binding agreement and obligation of Purchaser, enforceable in accordance with its terms.

     5.03 CONSENTS. Purchaser is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter or by-law, or contract, commitment, lease, agreement, instrument or other restriction of any kind, that would prevent the consummation of this Agreement or any of the transactions contemplated hereby if the consent of any third party is not obtained, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or termination as a result of such consummation.

     5.04 PURCHASER'S SEC REPORTS. Since January 1, 2002, Purchaser has filed with the Securities and Exchange Commission ("SEC") all reports required to have been filed pursuant to Section 13 of the Securities Exchange Act of 1934 ("Act"). All Purchaser's SEC reports complied at the time of their filing in all material respects as to form and substance with the requirements of the Act and the rules and regulations thereunder, and none of Purchaser's SEC reports, including any information incorporated by reference therein, contained at the


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time of filing any untrue  statement  of  material  fact or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        5.05 DISCLOSURE TO SELLERS. There has been no material corporate development, favorable or unfavorable, or material adverse change in Purchaser's business, financial condition or results of operations since the filing of the most recent SEC report, which would be required to be disclosed in a SEC report if it were to be filed on the date hereof.

6. CLOSING

         6.01 CLOSING; CLOSING DATE. The closing (the "Closing") shall take place on a day and place agreed to by the parties hereto, but not later than 5:00 p.m. (local time) on the 30th day of April, 2003 (the "Closing Date").

        6.02 DELIVERY BY SELLERS. At or before the Closing, Seller shall deliver to Purchaser (i) the Shares, free and clear of any liens or encumbrances and duly endorsed for transfer, and other records, documents and instruments, in form sufficient to transfer and convey to Purchaser title to the Shares, and
(ii) any additional documents reasonably necessary to close the transactions contemplated herein.

        6.03 DELIVER BY PURCHASER. At Closing, Purchaser shall deliver to Sellers (i) the Purchase Price, and (ii) and any additional documents reasonably necessary to close the transactions contemplated herein.

7. CONDITIONS OF CLOSING. The obligations of the parties under this Agreement shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

        (a) all representations and warranties of the parties contained in this Agreement shall be true and correct at and as of the Closing Date and the parties shall have performed all agreements and covenants and satisfied all conditions on their respective parts to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

        (b) there shall have been no material adverse change since the date hereof in the financial condition, business or affairs of Purchaser, and Purchaser shall not have suffered any material loss (whether or not insured), by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business;

        (c)  no  suit,  action,   investigation,   inquiry  or  other  legal  or
administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; and

       (d) as of the Closing, there shall be no effective injunction, writ, preliminary Restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated.


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 8. FURTHER DOCUMENTS OR ASSURANCES.

    At any time and from time to time after the Closing, at Purchaser's request and without additional cost or consideration, each Seller will execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, and shall take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign the Shares as provided herein, and to confirm Purchaser's title to the Shares.

 9. BROKERS; EXPENSES.

       9.01 BROKERS. Sellers and Purchasers represent that none of them has engaged, or incurred any unpaid liability for any brokerage fees, finder's fees, commissions or otherwise, to any broker, finder or agent in connection with the transactions contemplated by this Agreement for which the other party shall be liable or responsible.

     9.02 EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

10. MISCELLANEOUS.

         10.01 NOTICES. All notices, demands, requests or other communications which may be or are required to be given or made by any, party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered or transmitted by telegram, telex or facsimile transmission addressed as follows:

    If to Sellers:                       Lin Xian Fu
                                         3/F., China Pearl City
                                         Yunnan Beilu, Beihai
                                         Guangxi, PRC
                                         Fax: (86) 779 390 3109

                                              - and/or -

                                         Li Shao Bo
                                         Nei Feng Cun
                                         Mei Tang Zhen, -Punning
                                         Guangdong, PRC

    If to Purchaser:                     Man Sang Holdings Inc.
                                         21/F., Railway Plaza
                                         39 Chatham Road South
                                         Tsimshatsui, Kowloon

    Hong Kong

                                         Attention: Ricky Cheng, President and
                                         Chief Executive Officer
                                         Fax: 852 2317 5372


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or such other  address as the  addressee  may indicate by written  notice to the other parties.

         10.02 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the Hong Kong SAR, excluding the choice of law rules thereof.

         10.03 HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         10.04 CONSTRUCTION. The singular shall include the Plural; masculine shall include the feminine.

         10.05 SEVERABILITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

         10.06 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and the documents referred to herein contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Shares, and are intended to be an integration of all prior negotiations and understandings. No party shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

        10.07 SIGNATURE IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Facsimile signatures shall be as effective and valid as manually-signed signatures.

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          IN WITNESS  WHEREOF,  each of the  parties  hereto has  executed  this
Agreement or caused this Agreement to be duly executed and delivered on its behalf, as of the date and year first above written.


ATTEST                                                       SELLERS


----------------------                               ----------------------
Name                                                        LIN XIAN FU




-----------------------                              ----------------------
Name                                                        LI SHAO BO


                                                            PURCHASER

                                                     MAN SAND HOLDINGS, INC.





_______________________                      By: ________________________
Name                                             Name: Ricky Cheng
                                                 Position: President and Chief
                                                 Executive Officer



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